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                                                               EXHIBIT 16(c)




                 [KILLMAN, MURRELL & COMPANY, P.C. LETTERHEAD]





February 18, 1997


Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549

Gentlemen:

         Please be informed that Texas Equipment Corporation has engaged our firm as auditor on February 12, 1997

         We have read Item 4 of the Form 8-K dated February 12, 1997, of Texas Equipment Corporation and agree with such statement.


Very truly yours,

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Certified Public Accountants